                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 27, 2001

                           LIFE FINANCIAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                        0-22193                 33-0743196
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NO.)        (IRS EMPLOYER
    OF INCORPORATION)                                        IDENTIFICATION NO.)

               10540 MAGNOLIA AVENUE, SUITE B, RIVERSIDE, CA 92505 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

                                 (909) 637-4000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

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ITEM 5.  OTHER EVENTS

LIFE Financial Corporation (the "Company"), announced the correction of its release issued March 23, 2001. The fourth quarter of 2000 loss is $8.9 million, or ($1.34) per basic and diluted share, compared with a loss of $21.3 million, or ($3.23) per basic and diluted share for the quarter ended December 31, 1999. The net loss for the year ended December 31, 2000 is $20.8 million, or ($3.12) per basic and diluted share, compared to net loss of $17.8 million, or ($2.71) per basic and diluted share, for the year ended December 31, 1999. The previously reported results reflected an adjustment in the carrying value of the Participation Contract (which, represents residual interests in certain asset securitizations) of $2.8 million net of taxes as an adjustment to stockholders' equity. The revised release reflects the valuation adjustment as a charge to earnings.

ITEM 7.  EXHIBITS


     1    Press release dated March 27, 2001


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       LIFE FINANCIAL CORPORATION


                                       By:      /s/      Steven R. Gardner
                                           -------------------------------------
                                           Steven R. Gardner
                                           President and Chief Executive Officer
                                           March 27, 2001



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